Exhibit A


                            TMCI ELECTRONICS, INC.


                      CONVERTIBLE SUBORDINATED DEBENTURES


      THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND IN A TRANSACTION WHICH IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (B), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

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                            TMCI ELECTRONICS, INC.

                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001

      No.
      Principal Amount: $
      Issue Date: February 10, 1998
      Stated Maturity Date: February 10, 2001
      Interest Rate: 5.00% per annum

      TMCI ELECTRONICS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ________________ or registered assigns, the Principal Amount specified above of ____________________________________________
Dollars at the Company's corporate office on February 10, 2001 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      The principal of this Debenture shall bear interest at the rate of five percent (5%) per annum, accrued quarterly and paid annually or upon conversion.

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has duly caused this instrument to be executed and has caused a facsimile of its corporate seal to be imprinted hereon.

      Dated: February 10, 1998
                             TMCI ELECTRONICS, INC.


                                          By__________________________________
                               Name: Rolando Loera
                                          Title:   Chairman, President and Chief
                                                Executive Officer

ATTEST:

-----------------------------
Secretary

                            TMCI ELECTRONICS, INC.

                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001


1.    The Debentures

      This Debenture is one of a number of debentures in the denomination of $275,000 or an integral multiple thereof made by the Company in the aggregate principal amount of up to $5,500,000, and all maturing on February 10, 2001, and otherwise having the same provisions. At the discretion of the Company, up to an additional sixteen (16) Debentures may be issued. The Debentures and any Debentures issued in exchange therefor as hereinafter provided are herein called "Debentures."

2.    Interest

      The unpaid principal amount of this Debenture shall bear interest at the rate of five percent (5%) per annum calculated on the basis of a 365 day year. Such interest shall accrue quarterly on March 31, June 30, September 30 and December 31 of each year until the Debenture is converted or paid in full. Interest shall be payable in cash and due and payable upon conversion and, until conversion, on February 10 of each year ("Anniversary Date"). In the event of conversion of the Debenture prior to an Anniversary Date, the holder shall be entitled to receive upon conversion accrued but unpaid interest through the end of the quarter immediately prior to the date of conversion.

3.    Execution, Delivery and Dating

      Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Debentures or did not hold such offices at the date of such Debentures. Each Debenture shall be dated the date of its delivery.

4.    Method of Payment

      With respect to the Debentures, the Company will pay cash amounts by a check payable in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

5.    Transfer and Exchange

      (a) Upon surrender for registration of transfer of any Debenture, together with a written instrument of transfer satisfactory to the Company duly executed by the Debentureholder or such

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Debentureholder's  attorney duly authorized in writing,  at the office or agency of the Company, the Company shall execute, in the name of the true designated transferee(s), one or more new Debentures of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service fee for any registration or transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Debentures from the Debentureholder requesting such transfer or exchange (other than any exchange of a temporary Debenture for a definitive Debenture not involving any change in ownership).

      At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Debentures to be exchanged, together with a written instrument of transfer satisfactory to the Company duly executed by the Debentureholder or such Debentureholder's attorney duly authorized in writing, at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute the Debentures which the holder making the exchange is entitled to receive.

      The Company shall not be required to make transfers or exchanges of Debentures selected for conversion.

      (b) If Debentures are issued upon the transfer, exchange or replacement of Debentures subject to restrictions on transfer and bearing the legends set forth herein (collectively, the "Legend"), or if a request is made to remove the Legend on a Debenture, the Debentures so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless (i) there is delivered to the Company such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof may be made without registration under the Securities Act or that such Debentures are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence or (ii) notification to the Company of the effectiveness of a registration statement with respect to the Debentures, the Company shall authenticate and deliver a Debenture that does not bear the Legend. If a Legend is removed from the face of a Debenture and the Debenture is subsequently held by an affiliate of the Company, the Legend shall be reinstated.

6.    Replacement Debentures

      If (a) any mutilated Debenture is surrendered to the Company, or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company such security or indemnity as may be required to save the Company harmless, then, in the absence of notice to the Company that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Debenture or in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its sole discretion may, instead of issuing a new Debenture, pay or purchase such Debenture, as the case may be.

      Upon the issuance of any new Debentures under this Section 6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. Every new Debenture issued pursuant to this
Section 6 in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all benefits hereof equally and proportionately with any and all other Debentures duly issued hereunder.

      The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

7.    Debentures Not Redeemable

      The Debentures shall not be redeemable by the Company.

8.    Successor Company

      (a) When Company May Merge or Transfer Assets. So long as any Debentures shall be outstanding, the Company shall not consolidate with or merge into any other corporation or other person or convey, transfer or lease its properties and assets substantially as an entirety (a "Business Combination") to any person (such successor corporation or person, as the case may be, shall in this Section 8 be referred to as the "Successor Company"), unless

            (1) the Successor Company shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Debentures and the performance of every covenant of the Debentures on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

      (b) Successor Company Substituted. Upon any Business Combination in accordance with Section 8(a), the Successor Company or person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power and shall be required to perform every obligation of, the Company under the Debentures with the same effect as if such Successor Company or person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Debentures. The rights of the holders upon conversion of the Debentures following the Business Combination shall be proportionately adjusted to take into account the terms of the Business
Combination as follows: the holders of the Debentures shall be entitled to receive such securities of the Successor Company or other property that they would have been entitled to receive had they converted their Debentures into Common Stock on the effective date of the Business Combination.

9.    Denominations; Transfer; Exchange

      The Debentures are in registered form, without coupons, in denominations of $275,000 of Principal Amount and integral multiples of $275,000. A Holder may transfer or exchange Debentures in accordance with Section 5 above. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted hereunder.

10.   Persons Deemed Owners

      The Company shall treat the Holder of this Debenture as the owner of this Debenture for all purposes.

11.   Amendment; Waiver

      (a) With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Debentures at the time outstanding, the Company may amend the Debentures. However, without the consent of each Debentureholder affected, an amendment or supplement to the Debentures may not:

            (1)   make any change to the Principal Amount of any Debentures;

            (2) reduce the rate of interest referred to in Section 2 or extend the time for payment of interest on any Debenture;

            (3) reduce the Principal Amount of or extend the Stated Maturity of any Debenture;

            (4) reduce the amount of stock issuable in respect of conversion of any Debenture;

            (5) make any Debenture payable in money or securities other than that stated in the Debenture;

            (6) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Debentures.

      After an amendment hereunder becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment of the Company.

      (b) Revocation and Effect of Consents, Waivers and Actions. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder of a Debenture hereunder is a continuing consent by the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same obligation as the consenting Holder's Debenture, even if notation of the consent, waiver or action is not made on the Debenture. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Debenture or portion of the Debenture if the Company receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Debentureholder except as provided in this Section 11.

12.   Special Provisions Applicable to Debentures

      (a) Conversion Privilege. Each of the Debentures is convertible into such number of shares of the Company's common stock, par value $.001 per share ("Common Stock"), as is provided below.

      (b) Conversion Terms. Holders of the Debentures may convert the Debentures in whole or in part in one-quarter or one-fifth increments at any time after the earlier of the date the Registration Statement is declared effective or six (6) months following the initial closing under the Offering ("Initial Closing") provided that the holder notifies the Company with written notice via U.S. Mail, courier, or confirmed facsimile transmission of the intention to convert. Provided that an event of default under Section 13 has not occurred, the Company may call a mandatory conversion at any time (i) after the third anniversary of the issuance of the Debentures or prior thereto (ii) if the closing bid price for the Common Stock as reported by NASDAQ is $8.75 per share or higher for a period of ten (10) consecutive trading days and the Registration Statement has been declared effective by providing written notice of its intention to call for conversion to the holders.

      (c) Conversion Price. Upon conversion of the Debentures, the Conversion Price shall be the lesser of the "Stated Conversion Price" or the "Adjusted Conversion Price." The Stated Conversion Price shall be equal to the lower of the Market Price (as hereinafter defined) at the date of issuance under the Offering or the closing bid price on the trading day immediately prior to such issuance; provided that the Stated Conversion Price shall not exceed $5.50. For the purpose hereof, Market Price shall mean, as of a particular date, the average closing bid price of the Common Stock as reported by NASDAQ for the five
(5) trading days immediately preceding such date. The Adjusted Conversion Price shall be calculated as the greater of (i) the Applicable Percentage of the Market Price on the date of the notice from the Debentureholder of its intention to exercise the conversion privilege; or (ii) the "Minimum Conversion Price". For the purposes hereof, the term

Applicable Percentage shall mean eighty percent (80%) during the first year following the initial closing under the Offering (the "Initial Closing"), seventy-five percent (75%) during the second year following the Initial Closing and seventy percent (70%) during the third year following the Initial Closing, and the term Minimum Conversion Price shall mean $3.00 per share. The minimum and maximum number of shares of Common Stock per Debenture that would be issued upon conversion would be 50,000 and 91,667 shares, respectively. The Debentures may be converted in whole or in one-quarter or one-fifth increments.

      (d) Issuance of Shares. Within five (5) business days of the Company's receipt of a notice of intention to convert under Paragraph (b) of this Section 12 or in the event of a mandatory conversion under such paragraph, the Company shall issue to the Holder that number of shares of Common Stock equal to the principal amount of the Debenture being converted divided by the lesser of the Stated Conversion Price or the Adjusted Conversion Price (subject to the minimum and maximum number of shares issuable upon conversion of a Debenture as provided by Paragraph (c) of this Paragraph 12). No fractional shares shall be issued and any fractional share shall be rounded up to a whole share.

            (i)   Debentures Subordinate to Senior Indebtedness.

                  The Company covenants and agrees, and each Holder of Debentures, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this subsection (e), the indebtedness represented by the Debentures and the payment of the principal of and interest on the Debentures are hereby expressly made subordinate and subject in right of payment as provided in this subsection (e) to the prior indefeasible payment and satisfaction in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all existing and future Senior Indebtedness.

                  This subsection (e) shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

            (ii) Payment Over of Proceeds upon Dissolution, etc.

                  In the event of (A) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (B) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

                  (1) the holders of Senior Indebtedness shall be entitled to receive payment and satisfaction in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Debentures are entitled to receive or retain any payment or distribution of any kind or character on account of principal of, premium, if any, or interest on the Debentures; and

                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders would be entitled but for the provisions of this subsection (e) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this clause (ii), the Holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the Debentures before all Senior
      Indebtedness is paid and satisfied in full in cash or such payment and satisfaction thereof in cash is provided for, then and in such event such payment or distribution upon written notice to the Holder of such Debenture shall be held by the Holder of such Debenture in trust for the benefit of the holders of such Senior Indebtedness and shall be immediately paid over or delivered forthwith to the liquidating trustee or agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or, as acceptable to the holders of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

                   The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the transfer of all its assets (as an entirety or substantially as an entirety) to another person upon the terms and conditions set forth in Section 8 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this subsection (e) if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by transfer such assets (as an entirety or substantially as an entirety) shall, as a part of such consolidation, merger or transfer, comply with the conditions set forth in such Section 8 hereof.

            (iii) Suspension of Payment when Senior Indebtedness in Default.

            (A) Unless clause (ii) of this subsection (e) shall be applicable, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Debentures by the Company) may be made by or on behalf of the Company including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the Debentures, or for or on account of the purchase, redemption, defeasance or other acquisition of the Debentures, and no holder or owner of any Debentures shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of Debentures following the delivery by the representative of the holders of Senior Indebtedness (the "Representative") to the Holders of written notice of (i) the occurrence of a payment default on Senior Indebtedness or (ii) the occurrence of a non-payment event of default on Senior Indebtedness which results in the acceleration of the maturity of Senior Indebtedness in accordance with its terms, and in any such event, such prohibition shall continue until such payment default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured.

            (B) Unless clause (ii) of this subsection (e) hereof shall be applicable, upon the occurrence of a non-payment event of default on Senior Indebtedness which does not result in or has not resulted in acceleration of the maturity of Senior Indebtedness in accordance with its terms, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Debentures by the Company) shall be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of any principal of, premium, if any, or interest on the Debentures or for or on account of the purchase, redemption, defeasance or other acquisition of Debentures, and no holder or owner of any Debentures shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of the Debentures, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Holders of written notice from the Representative of such non-payment event of default until (subject to any blockage of payments that may then be in effect under the preceding paragraph (A)) the earliest to occur of the following events:
      (x) more than 179 days shall have elapsed since the date of receipt of such written notice by the Holders, (y) such non-payment event of default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been paid in full in cash and the Holders have been so notified by either the Representative or the Company or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Holders from the Representative. Upon the termination of a Payment Blockage Period, the Company shall resume making any and all required payments in respect of the Debentures, including any missed payments. Notwithstanding any other provisions of this Debenture, no event of default with respect to Senior Indebtedness (other than a payment default) which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Holders of the notice referred to in this clause (iii)(B) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this clause (iii)(B) until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

            (C) In the event that, notwithstanding the foregoing, the Holder of any Debenture shall have received any payment prohibited by the foregoing provisions of this clause (iii), then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

            (iv)  Subrogation to Rights of Holders of Senior Indebtedness.

                  Upon the payment in full of all Senior Indebtedness, the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures would be entitled except for the provisions of this subsection
(e), and no payments pursuant to the provisions of this subsection (e) to the holders of Senior Indebtedness by Holders of the Debentures shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                   If any payment or  distribution  to which the  Holders  would otherwise have been entitled but for the provisions of this subsection (e) shall have been applied, pursuant to the provisions of this subsection (e) to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to indefeasibly pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

            (v)   Provisions Solely to Define Relative Rights.

                  The provisions of this subsection (e) are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this subsection or elsewhere in this Debenture or in the Debentures is intended to or shall (A) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the Principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or (B) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness or (C) prevent the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon a default or an event of default under this Debenture, subject to the rights, if any, under this subsection (e) of the holders of Senior Indebtedness (1) in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in clause (ii) hereof, to receive, pursuant to and in accordance with such clause, cash, property and securities otherwise payable or deliverable to such Holder, or (2) under the conditions specified in clause (iii) to prevent any payment prohibited by such clause or enforce their rights pursuant clause
(iii)(c) hereof.

                  The failure to make a payment on account of principal of or interest on the Debentures by reason of any provision of this subsection (e) shall not be construed as preventing the occurrence of a default or an event of default hereunder.

            (vi)  No Waiver of Subordination Provisions.

                  (A) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (B) Without limiting the generality of clause (A) of this subsection (e)(vi), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this subsection (e) or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same (or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any actions limit the right of the Holders of the Debentures to take any action to accelerate the maturity of the Debentures pursuant to Section 13 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Debenture.

            (vii) No Suspension of Remedies.

                  Nothing contained in this subsection (e) shall limit the right of the Holders of Debentures to take any action to accelerate the maturity of the Debentures pursuant to Section 13 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this subsection (e) of the holders, from time to time, of Senior Indebtedness.

      (f) Anti-dilution and Exchange Provisions. In the event that prior to the conversion of the Debentures, the Company issues (other than pursuant to stock option or purchase plans for the benefit of the Company's employees) Common Stock for cash at a purchase price or convertible securities at a conversion price or warrants at an exercise price below the conversion price or exercise price then in effect, respectively (in either case, a "Reduced Price") relating to the Debentures or the Warrants issued in the Offering, then the Debentureholders shall have the right to immediately convert their Debentures at the Reduced Price. In the event that the Company shall issue (other than in an underwritten public offering) convertible securities prior to the conversion of the Debentures, holders of the Debentures shall have the right to purchase such convertible securities using Debentures valued at the face value thereof.

13.   Default and Remedies

      (a) Events of Default. An Event of Default occurs if:

            (i) the Company is in breach of a representation or warranty in the Securities Purchase Agreement pursuant to which the Debentures were acquired;

            (ii) the Company defaults in payment of the Principal Amount or accrued interest, as the case may be, in respect of the Debentures when the same becomes due and payable, and such default continues for a period of 30 days;

            (iii) the Company fails either to deliver shares of Common Stock in accordance with the terms of the Debentures when such Common Stock is required to be delivered in accordance with the terms of a Debenture;

            (iv) the Company fails to comply with any material covenants, obligation or other agreement in of the Debentures, subject to notice and lapse of time;

            (v) the Company defaults (A) in the payment of any principal on any debt for borrowed money of the Company (excluding any non-recourse debt), in an aggregate principal amount in excess of five hundred thousand ($500,000), when due at its final maturity after giving effect to any applicable grace period and the holder thereof shall have taken affirmative action to enforce the payment hereof, or (B) in the performance of any term or provision of any debt for borrowed money of the Company (excluding any non-recourse debt) in an aggregate principal amount in excess of five hundred thousand ($500,000) or that results in such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, unless, in the case of either clause (A) or (B) above, (x) such acceleration or action to enforce payment, as the case may be, has been rescinded or annulled, (y) such debt has been discharged or (z) a sum sufficient to discharge in full such debt has been deposited in trust by or on behalf of the Company, debt has been deposited in trust on or behalf of the Company, in each case, within a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the Holders of at least 10% in principal amount of the Debentures, a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" hereunder; or

            (vi) the Company pursuant to or within the meaning of any Bankruptcy
Law:

                  (A)   commences a voluntary case or proceeding;

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its creditors;

                  (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (F)   consents   to  the  filing  of  such   petition  or  the
                        appointment of or taking possession by a Custodian;

            (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

                  (B)   appoints  a   Custodian   of  the  Company  or  for  any
                        substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company;

            and the order or decree remains unstayed and in effect for 60 days.

      (b) Acceleration. If an Event of Default occurs and is continuing, unless the Principal Amount of all the Securities shall have already become due and payable, the Holders of at least 10% in the aggregate principal amount of the Debentures at the time outstanding, by notice to the Company may declare the Principal Amount and all accrued and unpaid interest on all Debentures to be due and payable, whereupon such Principal Amount and all accrued and unpaid interest on all the Debentures shall be due and payable immediately.

     Debentureholders may not enforce the Debentures except as provided herein.

14. Notices. Any notice or communication shall be in writing and delivered in person, by reputable overnight courier, by facsimile or mailed by first-class mail, postage prepaid, addressed as follows:

            if to the Company:

                  TMCI Electronics, Inc.
                  1875 Dobbin Drive
                  San Jose, CA  95133
                  Fax#: 408-254-1537
                  Attention:  Chief Executive Officer

            with a copy to:

                  Gould & Wilkie
                  One Chase Manhattan Plaza
                  58th Floor
                  New York, New York  10005

                  Fax#: 212-809-6890
                  Attention:  Frederick W. London, Esq.

      The Company by notice may designate additional or different addresses for subsequent notices or communications. Any notice or communication given to a Debentureholder shall be mailed by first-class mail to the Debentureholder at the Debentureholder's address as it appears on the registration books of the Company and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

15.   No Recourse Against Others

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability on any obligations of the Company under the Debentures or for any claim based on, in respect of or by any reason of such obligations or their creation. By accepting a Debenture, each Debentureholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

16.   Governing Law

      This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

17.   Successors

      All agreements of the Company in the Debentures shall bind its successor.

18.   Severability

      In case any provision in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19.   Definitions

      For the purposes of this Debenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings indicated:

      "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

      "Board of Director" or "Board" means, with respect to any matter, either the board of directors of the Company or any committee of such board duly authorized, with respect to such matter, to exercise the powers of such board.

      "Business Day" means each day of the year on which banking institutions in the City of New York are not required or authorized to close.

      "Company" means TMCI Electronics, Inc. until a successor replaces it pursuant to Section 8 hereof, and thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Common Stock" means, with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

      "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      "Debentures"means the Convertible Subordinated Debentures due February 10, 2001, as amended or supplemented from time to time in accordance with the terms hereof and thereof.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Holder" or "Debentureholder" means a person in whose name a Debenture is registered on the Company's books.

      "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and shall also include, to the extent not otherwise included (i) any capitalized lease Obligations, (ii) Obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the Obligation or Obligations secured thereby shall have been assumed (provided, however, that if such Obligation or Obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the Obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that, in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), and (v) Obligations of any such Persons under any interest rate agreement applicable to any of the foregoing if and to the extent such interest rate agreement Obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and, with respect to contingent Obligations, the maximum liability upon the occurrence of the contingency giving rise to the Obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for Federal, state, local or other taxes. Furthermore, guarantees of (or Obligations with respect to letters of credit supporting) Indebtedness and liens securing Indebtedness otherwise included in the determination of such amount shall not also be included.

      "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

      "Obligations"   means   any   principal,    interest,   penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Principal" or "Principal Amount" of a Debenture means the principal amount due at the Stated Maturity of the Debenture as set forth on the face of the Debenture.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company owed to lenders under or in respect of the Company's existing credit facility or such other facility which it may have in the future, (b) all obligations of the Company with respect to any interest rate agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Debentures, (e) all deferrals, renewals, extensions, replacements, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above and (f) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Debentures or (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness.

      "Stated Maturity", when used with respect to any Debenture, means the date specified in such Debenture as the fixed date on which the Principal of such Debenture is due and payable.

      "Warrant" or "Warrants" mean the detachable Class B Warrants to purchase one (1) share of the Company's Common Stock issued pursuant to the Offering.

      "Warrant Agreement" means the Agreement between the Company and the Warrant Agent relating to the Warrants.